Exhibit B

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G, dated February 15, 2007 with respect to the shares of Common Stock of Danka Business Systems PLC and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: February 15, 2007


                                           POTOMAC CAPITAL MANAGEMENT LLC

                                            By:   /s/ Paul J. Solit
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                                                  Paul J. Solit, Managing Member

                                            POTOMAC CAPITAL MANAGEMENT INC.

                                            By:   /s/ Paul J. Solit
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                                                  Paul J. Solit, President

                                            PAUL J. SOLIT

                                            By:   /s/ Paul J. Solit
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                                                  Paul J. Solit